Exhibit 10.1

[On Company Letterhead]

Retention Award

_______________________

_______________________

_______________________

Dear ___________,

As a very valued and key member of the Pier 1 Imports senior executive team and as one whose continued leadership will be especially critical during the transition to a new CEO, I am delighted and pleased to inform you that the Board of Directors on ____________approved a cash award to you of $_____ under the terms and conditions outlined in the attached appendix.

On behalf of the Board of Directors, congratulations and thank you, not only for your past contributions, but for what you will surely contribute to the future success of our beloved Company.

Regards,

Alex Smith

APPENDIX TO RETENTION AWARD

The retention award described in this letter (the “Award”) will be paid in a cash lump sum, subject to applicable federal, state, and local tax and other payroll withholding within fifteen (15) days following ____________ (the “Payment Date”) if (i) you remain employed by Pier 1 Imports, Inc. (the “Company”) or an Affiliate through the Payment Date, or (ii) your employment is terminated by the Company or an Affiliate prior to the Payment Date without Cause, or (iii) you resign for Good Reason prior to the Payment Date.

For purposes of this Award agreement, the term:

“Affiliate” means any entity which is controlling, controlled by, or under common control with the Company.

“Cause” means the occurrence of any of the following events:

(a)            refusal by you to follow a lawful direction of any superior officer of the Company or an Affiliate, provided the direction is not materially inconsistent with the duties or responsibilities of your position;

(b)            performance deficiencies which are communicated to you in writing as part of performance reviews and/or other written communications from any superior officer of the Company or an Affiliate;

(c)            willful misconduct or reckless disregard by you of your duties or of the interest or property of the Company or its Affiliates;

(d)            any act by you of fraud against, material misappropriation from, or significant dishonesty to either the Company or an Affiliate; or

(e)            conviction by you of a felony.

“Good Reason” means the occurrence of all of the events listed in either (a) or (b) below:

(a)            a material diminution of your responsibilities as modified by the Company or an Affiliate from time to time hereafter, such that you would no longer have responsibilities substantially equivalent to those of similarly situated employees at companies with similar revenues and market capitalization; provided that you give written notice to the Company of the facts and circumstances constituting such material diminution within ten (10) days following the occurrence of such event; the Company (or Affiliate) fails to remedy such material diminution within ten (10) days following your written notice of such event; and you terminate your employment within ten (10) days following the Company’s or Affiliate’s failure to remedy such material diminution; or

(b)            the Company or an Affiliate materially reduces your base salary without your consent, unless the reduction is applied equally, expressed as a percentage of base salaries, to all similarly situated employees; provided that you give written notice to the Company within ten (10) days following your receipt of the notice of reduction in base salary of your objection to the reduction; the Company or Affiliate fails to rescind the notice of reduction within ten (10) days following your written notice; and you terminate your employment within ten (10) days following the Company’s or Affiliate’s failure to rescind the notice.

This Award shall not be construed as giving you the right to be retained in the service of the Company or an Affiliate. You shall remain subject to discharge to the same extent as if the Award had never been granted.

                 Pier 1 Imports, Inc.

                 By: ______________________________
                 Gregory S. Humenesky, EVP Human Resources

                 AGREED AND ACCEPTED

                 _________________________________
                 (Name)